SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: ASeptember 13, 2004
                                  -----------
                       (Date of earliest event reported)


                              DATAMEG CORPORATION
                               ------------------
             (Exact name of registrant as specified in its charter)

NEW YORK                         000-12493                13-3134389
----------                       ---------                ----------
(State or Other           (Commission File Number)       (IRS Employer
Jurisdiction of                                         Identification No.)
Corporation)


            9 West Broadway, Boston. MA                      02121
        --------------------------------------                -----
      (Address of principal executive offices)              (Zip Code)



                  Registrant's telephone number (617) 451-3870


                                        N/A
                      ------------------------------------
        (Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))




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Item 7.01: Regulation FD Disclosure:

Datameg Corporation's (OTCBB: DTMG) wholly owned subsidiary, North Electric Company, Inc. (NECI), received a purchase order for NECI's NAS-6131 Network Assurance System from Time Warner Cable, Ohio. (TWC-OH). This initial Purchase Order provides for NECI's NAS-6131 System to be deployed at TWC-OH network sites within the TWC Ohio region.

The aggregate revenue earned from this Purchase Order, when recognized in accordance with generally accepted accounting principles, is $107,335. Datameg expects to recognize revenue after TWC-RD successfully completes their evaluation of the NECI NAS-6131 System. The list price dollar amounts shown on this purchase order are due and payable in full 90 days after the delivery of the equipment ("the Payment Date") unless before the Payment Date the customer notifies North Electric Company, Inc. ("NECI") in writing that the Customer is returning the equipment to NECI and actually returns the equipment within ten
(10) business days after the notice date. These list price dollar amounts may be subject to a negotiated discount anytime within this 90-day period. The items of equipment subject to purchase are also subject to decisions by the Customers about NECI continuing to operate the NAS-6131 within the TWC network, for a monthly fee, and report Quality of Service (QoS) to the Customer.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAMEG CORP. (Registrant)

Date: September 13, 2004

By: /s/ Andrew Benson
----------------------------
Andrew Benson
Chairman and Sole Director
(Principal executive and principal financial officer)